UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ophthotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OPHTHOTECH CORPORATION

One Penn Plaza, 19th Floor

New York, NY 10119

SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND

DEFINITIVE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 19, 2017

Ophthotech Corporation (the “Company”) has hired Morrow Sodali LLC (“Morrow”) to assist it in soliciting proxies for its Annual Meeting of Stockholders, which is scheduled for May 19, 2017. The Company will pay Morrow a base fee of $9,500, plus incremental fees expected to range from approximately $5,000 to $15,000 and reimbursement of reasonable out-of-pocket expenses. The Company will bear the expenses connected with the solicitation of proxies by Morrow and the Company. The Company also expects to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, the Company’s directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

The Company has filed a definitive proxy statement and other materials regarding the Annual Meeting with the Securities and Exchange Commission (the “SEC”). Investors may obtain a free copy of these materials at the SEC’s website at www.sec.gov or by sending a request in writing to Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, or by calling (212) 845-8200.